Exhibit 10.13

HEALTH CATALYST, INC.
AMENDED AND RESTATED
2011 STOCK INCENTIVE PLAN
ADOPTED ON JUNE 4, 2019

TABLE OF CONTENTS

SECTION 8. Payment For Shares	6
(a) General Rule	6
(b) Services Rendered	6
(c) Promissory Note	6
(d) Surrender of Stock	6
(e) Exercise/Sale	6
(f) Other Forms of Payment	6
SECTION 9. Adjustment Of Shares	7
(a) General	7
(b) Change in Control	7
(c) Reservation of Rights	8
SECTION 10. Securities Law Requirements	9
SECTION 11. No Retention Rights	9
SECTION 12. Duration And Amendments	9
(a) Term of the Plan	9
(b) Right to Amend or Terminate the Plan	9
(c) Effect of Amendment or Termination	10
SECTION 13. Definitions	10

HEALTH CATALYST, INC.
AMENDED AND RESTATED
2011 STOCK INCENTIVE PLAN
SECTION 1.    ESTABLISHMENT AND PURPOSE.
The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares and Restricted Stock Units. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.
Capitalized terms are defined in Section 13.
SECTION 2.     ADMINISTRATION.
(a)    Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.
(b)    Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Grantees, all Optionees and all persons deriving their rights from a Purchaser, Grantee or Optionee.
SECTION 3.     ELIGIBILITY.
(a)    General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options, Restricted Stock Units or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.
(b)    Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (6), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4.     STOCK SUBJECT TO PLAN.
(a)    Basic Limitation. Not more than 17,545,757 Shares may be issued under the Plan (subject to Subsection (b) below and Section 9). No more than 17,545,757 Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.
(b)    Additional Shares. In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that an outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan.
SECTION 5.     TERMS AND CONDITIONS OF AWARDS OR SALES
(a)    Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option or settlement of Restricted Stock Units) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.
(b)    Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than pursuant to an Option or Restricted Stock Units) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.
(c)    Purchase Price. The Board of Directors shall determine the Purchase Price of Shares to be offered under the Plan at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.
(d)    Withholding Taxes. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.
(e)    Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. A Stock Purchase Agreement may provide for accelerated vesting in the event of the Purchaser’s death, Disability or retirement or other events.
SECTION 6.     TERMS AND CONDITIONS OF OPTIONS.
(a)    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
(b)    Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.
(c)    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and in the case of an ISO a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.
(d)    Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion. All of an Optionee’s Options shall become exercisable in full if Section 9(b)(iv) applies.
(e)    Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and in the case of an ISO a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service or death.
(f)    Termination of Service (Except by Death). Unless otherwise provided in the Stock Option Agreement, if an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:
(i)    The expiration date determined pursuant to Subsection (e) above;

(ii)    The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such later date as the Board of Directors may determine; or
(iii)    The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.
The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).
(g)    Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
(h)    Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:
(i)    The expiration date determined pursuant to Subsection (e) above; or
(ii)    The date 12 months after the Optionee’s death, or such later date as the Board of Directors may determine.
All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.
(i)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.
(j)    Transferability of Options. An Option shall be transferable by the Optionee only by a will or the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’ s guardian or legal representative.
(k)    Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(l)    No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.
(m)    Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.
SECTION 7.     RESTRICTED STOCK UNITS
(a)    Nature of Restricted Stock Units. The Committee may, in its sole discretion, grant to an eligible person under Section 3(a) hereof Restricted Stock Units under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or Service ), achievement of pre-established performance goals and objectives and/or other such criteria as the Committee may determine. Upon the grant of Restricted Stock Units, the Grantee and the Company shall enter into a Restricted Stock Unit Agreement. The terms and conditions of each such Restricted Stock Unit Agreement shall be determined by the Committee and may differ among individual awards and Grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of cash or Shares, as specified in the Restricted Stock Unit Agreement. Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

(b)    Rights as a Stockholder. A Grantee shall have the rights of a stockholder only as to Shares, if any, acquired upon settlement of Restricted Stock Units. A Grantee shall not be deemed to have acquired any such Shares unless and until the Restricted Stock Units have been settled in Shares pursuant to the terms of the Plan and the Restricted Stock Unit Agreement, the Company has issued and delivered a certificate representing the Shares to the Grantee, and the Grantee’s name has been entered in the books of the Company as a stockholder.
(c)    Termination. Except as may otherwise be provided by the Committee either in the Restricted Stock Unit Agreement or in writing after the Restricted Stock Unit Agreement is issued, a Grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Grantee’s cessation of Service with the Company, a Parent or a Subsidiary for any reason.
SECTION 8.     PAYMENT FOR SHARES.
(a)    General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 8.
(b)    Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.
(c)    Promissory Note. At the discretion of the Board of Directors, all or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.
(d)    Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.
(e)    Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.
(f)    Other Forms of Payment. To the extent that a Stock Purchase Agreement or Stock Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.
SECTION 9.     ADJUSTMENT OF SHARES.
(a)    General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or award of Restricted Stock Units and (iii) the Exercise Price under each outstanding Option. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or award of Restricted Stock Units or (iii) the Exercise Price under each outstanding Option; provided, however, that the Board of Directors shall in any event make such adjustments as may be required by applicable law.
(b)    Change in Control. In the event that the Company undergoes a Change in Control, all outstanding Shares, Options and Restricted Stock Units shall be subject to the agreement governing the Change in Control transaction. Such agreement, without the Purchasers’, Optionees’ or Grantees’ consent, as applicable, may dispose of (i) Options that are not exercisable as of the effective date of the Change in Control and do not become exercisable as a result of the Change in Control pursuant to the terms of the applicable Stock Option Agreement and (ii) unvested Restricted Stock Units and unvested Shares as of the effective date of the Change in Control that do not become vested as a result of the Change in Control pursuant to the terms of the applicable Restricted Stock Unit Agreement or Stock Purchase Agreement, in each case, in any manner permitted by applicable law, including (without limitation) the cancellation of such Options or Restricted Stock Units without the payment of any consideration and the repurchase of such Shares, as applicable. Such agreement shall provide for one or more of the following with respect to Options that are exercisable or Restricted Stock Units that have vested as of the effective date of the Change in Control or become exercisable and/or vested as a result of the Change in Control pursuant to the terms of the applicable Stock Option Agreement or Restricted Stock Unit Agreement, as applicable:
(i)    The continuation of the Option or Restricted Stock Units by the Company (if the Company is the surviving corporation).
(ii)    The assumption of the Option or Restricted Stock Units by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).
(iii)    The substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the

Code (whether or not such Options are ISOs) or new restricted stock units for such vested Restricted Stock Units.
(iv)    Full exercisability and/or vesting of such outstanding Options or Restricted Stock Units, followed by the cancellation of such Options or Restricted Stock Units. The full exercisability and/or vesting of such Options or Restricted Stock Units may be contingent on the closing of such Change in Control transaction. The Optionee shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such Change in Control transaction, unless (A) a shorter period is required to permit a timely closing of such Change in Control transaction and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such Change in Control transaction.
(v)    The cancellation of such outstanding Options and a payment to the Optionee equal to the excess of (A) the Fair Market Value of the Shares subject to such Options (whether or not such Options are then exercisable or such Shares are then vested) as of the closing date of such Change in Control transaction over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionees than the schedule under which such Options would have become exercisable or such Shares would have vested. If the Exercise Price of the Shares subject to such Options exceeds the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Optionee. For purposes of this Paragraph (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(vi)    The cancellation of such outstanding Restricted Stock Units and a payment to the Grantee equal to the Fair Market Value of the Shares subject to the Restricted Stock Units as of the closing date of such Change in Control transaction. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Restricted Stock Units would have become vested. Such payment may be subject to vesting based on the Grantee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Grantees than the schedule under which such Restricted Stock Units would have become vested. For purposes of this Paragraph (vi), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(c)    Reservation of Rights. Except as provided in this Section 9, an Optionee, Grantee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option or Restricted Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 10.     SECURITIES LAW REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
SECTION 11.     NO RETENTION RIGHTS.
Nothing in the Plan or in any right, Option or Restricted Stock Unit granted under the Plan shall confer upon the Purchaser, Grantee or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser, Grantee or Optionee) or of the Purchaser, Grantee or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.
SECTION 12.     DURATION AND AMENDMENTS.
(a)    Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.
(b)    Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9) or (ii) materially changes the class of persons who are eligible for the grant of ISOs. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.
(c)    Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or settlement of Restricted Stock Units granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued, or any Option or Restricted Stock Units previously granted under the Plan.
(d)    Section 409A. To the extent that any award under the Plan is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any award.
SECTION 13.     DEFINITIONS.
(a)“Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
(b)“Change in Control” shall mean:
(i)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, in which a person, or a group of related persons, who did not own more than 50% of the voting power of the outstanding securities of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or
(ii)    The sale, transfer or other disposition of all or substantially all of the Company’s assets.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(d)“Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).
(e)“Company” shall mean HQC Holdings, Inc., a Delaware corporation.
(f)“Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.
(g)“Disability” shall mean that the Purchaser, Optionee or Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
(h)“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.
(i)“Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.
(j)“Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with applicable law. Such determination shall be conclusive and binding on all persons.
(k)“Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the household of the Purchaser, Grantee or Optionee, as applicable (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Purchaser, Grantee or Optionee, as applicable, control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Purchaser, Grantee or Optionee, as applicable, own more than 50% of the voting interests.
(l)“Grantee” shall mean a person who holds an award of Restricted Stock Units.
(m)“ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.
(n)“Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.
(o)“Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(p)“Optionee” shall mean a person who holds an Option.
(q)“Outside Director” shall mean a member of the Board of Directors who is not an Employee.
(r)“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(s) “Plan” shall mean this HQC Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan.
(t)“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.
(u)“Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option or settlement of Restricted Stock Units).
(v)“Restricted Stock Unit” shall mean an award of a phantom stock unit to a Grantee, which may be settled in cash or Shares as determined by the Committee.
(w)“Restricted Stock Unit Agreement” shall mean the agreement between the Company and a Grantee that contains the terms, conditions and restrictions pertaining to the Grantee’s award of Restricted Stock Units.
(x)“Service” shall mean service as an Employee, Outside Director or Consultant.
(y)“Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).
(z)“Stock” shall mean the Common Stock of the Company.
(aa)“Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.
(ab)“Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE HEALTH CATALYST, INC.
AMENDED AND RESTATED
2011 STOCK INCENTIVE PLAN

Name of Grantee:

No. of Restricted Stock Units Granted:

Grant Date:

Vesting Commencement Date:

Expiration Date:	[No later than 7 years from Grant Date]
Pursuant to the Health Catalyst, Inc. Amended and Restated 2011 Stock Incentive Plan (the “Plan”) and the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Award Agreement”), Health Catalyst, Inc., a Delaware corporation (together with any successor, the “Company”), hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share (a “Share”) of Common Stock (the “Stock”) of the Company.
•Restrictions on Transfer of Award. The Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and, subject to the restrictions contained in this Award Agreement and the Plan, Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Award Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Award Agreement. In addition, the Restricted Stock Units and any Shares issuable upon settlement of the Restricted Stock Units, shall be subject to the restrictions contained in Section 7 of the Plan.
•Conditions and Vesting of Restricted Stock Units. The Restricted Stock Units are subject to both a time-based vesting condition (the “Time Condition”) and a performance-based vesting condition (the “Performance Condition”) described in paragraphs (a) and (b) below, both of which must be satisfied prior to the Expiration Date above before the Restricted Stock Units will be deemed vested and may be settled in accordance with Section 4 of this Award Agreement.

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Time Condition. Subject to the Performance Condition described in paragraph (b) below, [25] percent of the Restricted Stock Units shall satisfy the Time Condition on the first anniversary of the Vesting Commencement Date above; provided that the Grantee is in continuous Service with the Company at such time. Thereafter, the remaining [75] percent of the Restricted Stock Units shall satisfy the Time Condition in [12] equal [quarterly] installments following the first anniversary of the Vesting Commencement Date, provided the

Grantee is in continuous Service with the Company at such time. Notwithstanding anything in this Award Agreement to the contrary in the case of a Change in Control, the Restricted Stock Units shall be treated as provided in Section 9(b) of the Plan [provided; however INSERT ANY ACCELERATED VESTING PROVISION HERE].

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Performance Condition. Subject to the Time Condition described in paragraph (a) above, the Restricted Stock Units shall only satisfy the Performance Condition on the first to occur of (i) a immediately prior to a Change in Control or (ii) the Company’s Initial Public Offering, in either case, prior to the Expiration Date. For purposes of this Award Agreement, “Initial Public Offering” shall mean the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

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Vesting Date. Each date as of which both the Time Condition and Performance Condition described in paragraphs (a) and (b) have been satisfied with respect to any Restricted Stock Units shall be referred to as a “Vesting Date.” No Vesting Date shall occur after the Expiration Date. To the extent the Restricted Stock Units have not satisfied both the Time Condition and the Performance Condition, such Restricted Stock Units shall expire and be of no further force or effect on the Expiration Date. The Committee may at any time accelerate the vesting schedule specified in this Section 2.

•Termination of Service. If the Grantee’s Service with the Company terminates for any reason (including death or disability) prior to the satisfaction of the Time Condition set forth in Section 2(a) of this Award Agreement, any Restricted Stock Units that have not satisfied the Time Condition as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units. Any Restricted Stock Units that have satisfied the Time Condition as of such date shall remain subject to the Performance Condition set forth in Section 2(b) of this Award Agreement, but shall expire and be of no further force or effect on the Expiration Date.
•Receipt of Shares of Stock. As soon as practicable following each Vesting Date, but in no event later than March 15th of the year following the calendar year in which the Vesting Date occurs, the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have satisfied the Time Condition and Performance Condition pursuant to Section 2 of this Award Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such Shares.
•Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2 of the Plan. Capitalized terms in this Award Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

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•Grantee Representations. In connection with any issuance of shares of Stock upon settlement of Restricted Stock Units under this Award Agreement, the Grantee hereby represents and warrants to the Company as follows (to the extent applicable):
(a)The Grantee is purchasing the shares of Stock for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.
(b)The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.
(c)The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
(d)The Grantee can afford a complete loss of the value of the shares of Stock and is able to bear the economic risk of holding such shares of Stock for an indefinite period.
(e)The Grantee understands that the shares of Stock are not registered under the Securities Act of 1933, as amended (it being understood that the shares of Stock are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933, as amended and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the shares of Stock will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated shares of Stock will include similar restrictive notations.
(f)The Grantee has read and understands the Plan and acknowledges and agrees that the shares of Stock are subject to all of the relevant terms of the Plan.
(g)The Grantee understands and agrees that the Grantee may not sell or otherwise transfer or dispose of the shares of Stock for a period of time following the effective date of a public offering by the Company.
•Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. In addition, the required tax withholding obligation may be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued upon settlement of the award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

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•Section 409A of the Code. This Award Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
•No Obligation to Continue Service. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Award Agreement to continue the Grantee in Service and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Service of the Grantee at any time.
•Integration. This Award Agreement constitutes the entire agreement between the parties with respect to this award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
•Data Privacy Consent. In order to administer the Plan and this Award Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Award Agreement (the “Relevant Information”). By entering into this Award Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
•Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
•Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Utah, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Utah.
•Dispute Resolution.

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Except as provided below, any dispute arising out of or relating to the Plan or the Restricted Stock Units, this Award Agreement, or the breach, termination or validity of the Plan, the Restricted Stock Units or this Award Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute

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Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Salt Lake County, UT.

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The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

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The Company, the Grantee, each party to the Award Agreement and any other holder of Shares issued pursuant to this Award Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 14 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

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Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

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•Waiver of Statutory Information Rights. The Grantee understands and agrees that, but for the waiver made herein, the Grantee would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of the Grantee as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Grantee hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of the Grantee under any other written agreement between the Grantee and the Company.
[SIGNATURE PAGE FOLLOWS]

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The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

Health Catalyst, Inc.

By:
Name:
Title:

Address:

By signing below, the Grantee agrees that this Award is granted under, and governed by the terms and conditions of, the Health Catalyst, Inc. Amended and Restated 2011 Stock Incentive Plan and this Award Agreement, specifically including the arbitration provisions set forth in Section 14 of this Award Agreement. Section 6 of this Award Agreement includes important acknowledgements of the Grantee, each of which are accepted and confirmed by the Grantee’s signature below.

GRANTEE:

By:
Name:

Address: